Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 22, 2005 on the financial statements of The Prairie Fund as of December 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to The Prairie Fund’s Registration Statement on Form    N-1A.

/s/Cohen McCurdy, Ltd

Westlake, Ohio

April 29, 2005